!Exhibit 99.1

FOR IMMEDIATE RELEASE

Sleep Number Announces RECORD First Quarter 2019 Results

•	First quarter net sales grew 10% to $426 million
•	First quarter diluted EPS grew 54% to $0.80
•	Generated 38% increase in operating cash flows and 22% higher operating income
•	Reiterates full-year 2019 earnings outlook of $2.25 to $2.75 per diluted share

MINNEAPOLIS – (April 17, 2019) – Sleep Number Corporation (Nasdaq: SNBR) today reported first quarter 2019 results for the period ended March 30, 2019.

“Sleep Number 360® smart beds, which are providing our customers with life-changing sleep, drove record first quarter sales and EPS,” stated Shelly Ibach, President and CEO. “Our initiatives are extending brand reach, deepening consumer engagement and driving sustainable profitable growth.”

First Quarter Overview

•	Net sales increased 10% to $426 million, including a 5% comparable sales gain and 5 percentage points of growth from new stores
•	Gross profit rate increased 40 basis points to 61.5% of net sales compared with 61.1% for the same period last year
•	Operating income increased 22% to $33 million, or 7.7% of net sales, up 80 basis points versus the prior year’s first quarter
•	Earnings per diluted share increased 54% to $0.80, compared with $0.52 for the prior year

Cash Flows and Liquidity Review

•	Generated $68 million of operating cash flows, up 38% versus the prior year
•	Invested $20 million in capital expenditures, including 15 new stores opened during the quarter
•	Returned $41 million to shareholders through share repurchases; continue to expect 2019 full-year share repurchases of $125 million to $145 million
•	Adopted the new lease accounting standard, ASC Topic 842 this quarter, recording approximately $300 million of right-of-use assets and related lease liabilities; adoption had no impact on net income
•	Ending leverage ratio of 2.8x EBITDAR is within the targeted operating range of 2.5x to 3.0x EBITDAR
•	Return on invested capital increased to 16.5% for the trailing twelve-month period, well above our cost of capital

Financial Outlook

The company reiterates its outlook for 2019 earnings per diluted share of $2.25 to $2.75. The outlook assumes 6% to 10% net sales growth for 2019 and a 25% effective income tax rate for the remainder of the year. The company anticipates 2019 capital expenditures to be $50 million to $60 million.

Conference Call Information

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

Sleep Number Announces First-quarter 2019 Results – Page 2 of 8

About Sleep Number Corporation

The leader in sleep innovation, Sleep Number delivers proven, quality sleep through effortless, adjustable comfort and biometric sleep tracking. Sleep Number’s revolutionary 360® smart bed and proprietary SleepIQ® technology platforms are proving the connection between sleep and well-being. With one of the most comprehensive databases of biometric consumer sleep data and ranked #1 in J.D. Power’s 2018 Mattress Satisfaction Report*, Sleep Number is improving lives by individualizing sleep experiences. And with a commitment to improving the well-being of over one million youth by 2025, Sleep Number is redefining the future of health and wellness – for everyone. To experience better quality sleep, visit SleepNumber.com or one of our over 580 Sleep Number® stores located in all 50 states. For additional information, visit our newsroom and investor relations site.

*Sleep Number received the highest score in the J.D. Power 2015, 2016 and 2018 Mattress Satisfaction Reports of customers’ satisfaction with their mattress. Visit jdpower.com/awards.

Forward-looking Statements

Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; the potential for claims that our products, processes, advertising, or trademarks infringe the intellectual property rights of others; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities, including tariffs and the potential for shortages in supply; risks of disruption in the operation of either of our two primary manufacturing facilities; increasing government regulations; the adequacy of our and third party information systems to meet the evolving needs of our business and existing and evolving risks and regulatory standards applicable to data privacy and security; the costs, distractions and potential disruptions to our business related to upgrading our management information systems; the vulnerability of our and third-party information systems to attacks by hackers or other cyber threats that could compromise the security of our systems, result in a data breach or disrupt our business; and our ability to attract, retain and motivate qualified management, executive and other key employees, including qualified retail sales professionals and managers.  Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

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Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com

Media Contact: Susan Oguche; (763) 551-7059; susan.oguche@sleepnumber.com

Sleep Number Announces First-quarter 2019 Results – Page 3 of 8

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended
	March 30, 2019	% of Net Sales	March 31, 2018	% of Net Sales
Net sales	$426,445	100.0%	$388,633	100.0%
Cost of sales	164,212	38.5%	151,156	38.9%
Gross profit	262,233	61.5%	237,477	61.1%
Operating expenses:
Sales and marketing	186,827	43.8%	171,917	44.2%
General and administrative	34,323	8.0%	31,734	8.2%
Research and development	8,376	2.0%	6,925	1.8%
Total operating expenses	229,526	53.8%	210,576	54.2%
Operating income	32,707	7.7%	26,901	6.9%
Other expense, net	2,609	0.6%	525	0.1%
Income before income taxes	30,098	7.1%	26,376	6.8%
Income tax expense	4,680	1.1%	5,828	1.5%
Net income	$25,418	6.0%	$20,548	5.3%

Net income per share – basic	$0.83		$0.54

Net income per share – diluted	$0.80		$0.52

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	30,620		38,244
Dilutive effect of stock-based awards	1,118		1,103
Diluted weighted-average shares outstanding	31,738		39,347

Sleep Number Announces First-quarter 2019 Results – Page 4 of 8

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited - in thousands, except per share amounts)

subject to reclassification

	March 30, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$1,696	$1,612
Accounts receivable, net of allowance for doubtful accounts of $720 and $699, respectively	18,613	24,795
Inventories	83,314	84,882
Prepaid expenses	10,043	8,009
Other current assets	31,987	31,559
Total current assets	145,653	150,857

Non-current assets:
Property and equipment, net	203,649	205,631
Operating lease right-of-use assets [1]	303,820	—
Goodwill and intangible assets, net	74,862	75,407
Other non-current assets	42,716	38,243
Total assets	$770,700	$470,138

Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$218,700	$199,600
Accounts payable	121,146	144,781
Customer prepayments	30,518	27,066
Accrued sales returns	19,957	19,907
Compensation and benefits	29,349	27,700
Taxes and withholding	23,842	18,380
Operating lease liabilities [1]	54,197	—
Other current liabilities	47,768	51,234
Total current liabilities	545,477	488,668

Non-current liabilities:
Deferred income taxes	5,646	4,822
Operating lease liabilities [1]	278,446	—
Other non-current liabilities	65,771	86,198
Total non-current liabilities	349,863	91,020
Total liabilities	895,340	579,688

Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 30,213 and 30,868 shares issued and outstanding, respectively	302	309
Additional paid-in capital	—	—
Accumulated deficit	(124,942)	(109,859)
Total shareholders’ deficit	(124,640)	(109,550)
Total liabilities and shareholders’ deficit	$770,700	$470,138

1 Effective December 30, 2018, we adopted the new lease accounting standard. We adopted the new guidance on a modified-retrospective basis and have not restated prior periods.

Sleep Number Announces First-quarter 2019 Results – Page 5 of 8

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited – in thousands)

subject to reclassification

	Three Months Ended
	March 30, 2019	March 31, 2018
Cash flows from operating activities:
Net income	$25,418	$20,548
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,743	15,680
Stock-based compensation	3,638	3,084
Net gain on disposals and impairments of assets	(433)	(70)
Deferred income taxes	824	1,184
Changes in operating assets and liabilities:
Accounts receivable	6,182	(2,486)
Inventories	1,568	(2,485)
Income taxes	4,208	4,762
Prepaid expenses and other assets	(5,283)	13,894
Accounts payable	5,857	123
Customer prepayments	3,452	2,412
Accrued compensation and benefits	1,750	(7,567)
Other taxes and withholding	1,254	1,662
Other accruals and liabilities	3,958	(1,485)
Net cash provided by operating activities	68,136	49,256

Cash flows from investing activities:
Purchases of property and equipment	(19,743)	(8,805)
Proceeds from sales of property and equipment	2,571	70
Net cash used in investing activities	(17,172)	(8,735)

Cash flows from financing activities:
Net increase in short-term borrowings	2,955	35,963
Repurchases of common stock	(55,656)	(77,648)
Proceeds from issuance of common stock	2,836	857
Debt issuance costs	(1,015)	(1,009)
Net cash used in financing activities	(50,880)	(41,837)

Net increase (decrease) in cash and cash equivalents	84	(1,316)
Cash and cash equivalents, at beginning of period	1,612	3,651
Cash and cash equivalents, at end of period	$1,696	$2,335

Sleep Number Announces First-quarter 2019 Results – Page 6 of 8

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Supplemental Financial Information

(unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Percent of sales:
Retail	92.0%	91.6%
Online and phone	7.0%	7.2%
Wholesale/other	1.0%	1.2%
Total	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	5%	(4%)
Online and phone	6%	7%
Company-Controlled comparable sales change	5%	(3%)
Net opened/closed stores	5%	2%
Total Company-Controlled Channel	10%	(1%)
Wholesale/other	(3%)	(37%)
Total	10%	(1%)

Stores open:
Beginning of period	579	556
Opened	15	13
Closed	(9)	(11)
End of period	585	558

Other metrics:
Average sales per store ($ in 000's) [1]	$2,744	$2,595
Average sales per square foot [1]	$1,003	$973
Stores > $1 million net sales [2]	98%	98%
Stores > $2 million net sales [2]	66%	60%
Average revenue per mattress unit [3]	$4,804	$4,421

1 Trailing twelve months Company-Controlled comparable sales per store open at least one year.

2 Trailing twelve months for stores open at least one year.

3 Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.

Sleep Number Announces First-quarter 2019 Results – Page 7 of 8

SLEEP NUMBER CORPORATION AND SUBSIDIARIES

Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing-Twelve Months Ended
	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018
Net income	$25,418	$20,548	$74,409	$61,164
Income tax expense	4,680	5,828	15,834	20,560
Interest expense	2,610	527	7,994	1,320
Depreciation and amortization	15,637	15,612	61,673	60,537
Stock-based compensation	3,638	3,084	11,966	15,143
Asset impairments	139	—	235	244
Adjusted EBITDA	$52,122	$45,599	$172,111	$158,968

Free Cash Flow

(in thousands)

	Three Months Ended		Trailing-Twelve Months Ended
	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018
Net cash provided by operating activities	$68,136	$49,256	$150,420	$134,994
Subtract: Purchases of property and equipment	19,743	8,805	56,453	55,423
Free cash flow	$48,393	$40,451	$93,967	$79,571

Note - Our Adjusted EBITDA calculation and our "free cash flow" data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces First-quarter 2019 Results – Page 8 of 8

SLEEP NUMBER CORPORATION AND SUBSIDIARIES

Calculation of Return on Invested Capital (ROIC)

(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing-Twelve Months Ended
	March 30, 2019	March 31, 2018
Net operating profit after taxes (NOPAT)
Operating income	$98,234	$82,987
Add: Rent expense [1]	81,949	74,933
Add: Interest income	4	56
Less: Depreciation on capitalized operating leases [2]	(20,815)	(19,266)
Less: Income taxes [3]	(38,490)	(41,486)
NOPAT	$120,882	$97,224

Average invested capital
Total (deficit) equity	$(124,640)	$35,997
Add: Long-term debt [4]	219,533	75,800
Add: Capitalized operating lease obligations [5]	655,592	599,464
Total invested capital at end of period	$750,485	$711,261

Average invested capital [6]	$732,890	$688,758

Return on invested capital (ROIC) [7]	16.5%	14.1%
[1]	Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.
[2]

Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

[3]	Reflects annual effective income tax rates, before discrete adjustments, of 24.2% and 29.9% for 2019 and 2018, respectively.
[4]	Long-term debt includes existing finance lease liabilities.
[5]

A multiple of eight times annual rent expense is used as an estimate for capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

[6]	Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.
[7]	ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.